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                                                                     Exhibit 5.1


                        [LETTERHEAD OF KIRKLAND & ELLIS LLP]


                                                                  August 5, 2003

Muzak LLC
Muzak Finance Corp.
3318 Lakemont Blvd.
Fort Mill, South Carolina  29708

           Re: Registration Statement on Form S-4

Ladies and Gentlemen:

         We are issuing this opinion letter in our capacity as special legal counsel to Muzak LLC and Muzak Finance Corp. (collectively, the "Issuers"), in connection with the proposed registration by the Issuers of $220,000,000 in aggregate principal amount of the Issuers' 10% Senior Notes due 2009 (the "Exchange Notes") pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement." The Exchange Notes are to be guaranteed pursuant to guarantees (the "Guarantees") by the guarantors listed on Schedule A and Schedule B hereto (the "Guarantors" and together with the Issuers, the "Registrants"). The Exchange Notes and the Guarantees are to be issued pursuant to the Indenture (as amended and supplemented from time to time, the "Indenture"), dated as of May 20, 2003 by and among the Issuers, the Guarantors and U.S. Bank National Association, as trustee. The Exchange Notes and the Guarantees are to be issued in exchange for and in replacement of the Issuers' 10% Senior Notes due 2009 (the "Old Notes").

         In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Articles of Incorporation and Bylaws (or LLC equivalent) of the Issuers and each of the Guarantors listed on Schedule A hereto (the "DE/CA Guarantors"), (ii) minutes and records of the corporate proceedings of the Issuers and the DE/CA Guarantors with respect to the issuance of the Exchange Notes and the Guarantees, (iii) the Indenture; (iv) the Registration Statement; (v) the forms of Exchange Notes and Guarantees; and (vi) such other records, certificates and documents as we have deemed necessary or appropriate in order to deliver the opinions set forth herein.

         For purposes of this opinion, we have assumed (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to the originals of all

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Muzak LLC
Muzak Finance Corp.
Page 2


documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies; (iii) the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Issuers and the DE/CA Guarantors, and the due authorization, execution and delivery of all documents by the parties thereto other than the Issuers and the DE/CA Guarantors; and (iv) that the Guarantors listed on Schedule B had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authentication by all requisite action, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as set forth in our opinion below, the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrants and others.

         Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and
(iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

         Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when the Exchange Notes and the Guarantees have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to holders of the Old Notes in exchange for the Old Notes, the Exchange Notes and the Guarantees will be validly issued and binding obligations of the Issuers and the Guarantors, respectively.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission.

         Our advice on every legal issue addressed in this letter is based on exclusively on the internal law of the State of New York, the General Corporation Law of the State of Delaware, and the laws of the State of California normally applicable to transactions of this type (collectively, the "Applicable Laws").

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Muzak LLC
Muzak Finance Corp.
Page 3


         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the Applicable Laws as now in effect be changed by legislative action, judicial decision or otherwise.

         We have also assumed that the execution and delivery of the Indenture, the Exchange Notes, and the Guarantees and the performance by the Registrants of their respective obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which any Registrant is bound, except those agreements and instruments that have been identified by either Registrant as being material to it and that have been filed as exhibits to the Registration Statement.

         This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

                                                   Yours very truly,

                                                   /s/ Kirkland & Ellis LLP

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                                                                      Schedule A

Guarantors                                        Jurisdiction of Incorporation
----------                                        ------------------------------

Muzak Holdings, LLC                               Delaware
BI Acquisition, LLC                               Delaware
Music Incorporated                                Delaware
Muzak Capital Corporation                         Delaware
Vortex Sound Communications Company, Inc.         Delaware
Audio Environments, Inc.                          California
Background Music Broadcasters Inc.                California

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                                                                      Schedule B

Guarantors                                         Jurisdiction of Incorporation
----------                                         -----------------------------

MLP Environmental Music, LLC                       Washington
Business Sound, Inc.                               Ohio
Telephone Audio Productions, Inc.                  Texas
Muzak Houston, Inc                                 Texas